EXHIBIT 11
NEWS
For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran	Catherine Graham
Sr. Dir., Corporate Communications	EVP & Chief Financial Officer
703.653.2248	703.653.3155
bhalloran@orcc.com	cgraham@orcc.com
THREE NEW DIRECTORS ELECTED TO ONLINE RESOURCES BOARD
CHANTILLY, Va. and SANTA MONICA, Calif., May 7, 2009 — Online Resources Corporation (Nasdaq: ORCC) and Tennenbaum Capital Partners today jointly announced preliminary voting results of their proxy contest. John Dorman, Edward D. Horowitz and Bruce A. Jaffe have been elected to Online Resources’ 10-member Board of Directors.
“We thank shareholders for their support and believe that the new Board members can help drive shareholder value,” stated Michael E. Leitner, managing partner of Tennenbaum Capital Partners. “We firmly believe Online Resources has the best online financial information and payment service in the industry. We are committed to growing the business and maintaining the company’s high quality of service and track record of innovation.”
“We are united with Tennenbaum in our commitment to serve our clients and maximize value for all shareholders,” said Matthew P. Lawlor, chairman and chief executive of the Company. “I congratulate and welcome John, Ed and Bruce to the Online Resources team. Upon certification, our newly elected Directors will be integrated fully and quickly into our Board governance process.”
Final results of the election will be detailed in a filing with the Securities and Exchange Commission as they become available.
About Online Resources
Online Resources (NASDAQ: ORCC) powers financial interactions between millions of consumers and the company’s financial institution and biller clients. Backed by its proprietary payments gateway that links banks directly with billers, the company provides web and phone-based financial services, electronic payments and marketing services to drive consumer adoption. Founded in 1989, Online Resources has been recognized for its high growth and product innovation. It is the largest financial technology provider dedicated to the online channel. For more information, visit www.orcc.com.
About Tennenbaum Capital Partners, LLC
Tennenbaum Capital Partners is a Santa Monica, California-based private investment firm. The firm’s investment strategy is grounded in a long-term, value approach, and it assists — both financially and operationally — transitional middle market companies in such industries as technology, healthcare, energy, aerospace, business services, retail and general manufacturing. Tennenbaum’s core strengths include in-depth knowledge of equity and debt financing vehicles in the public and private markets, as well as a thorough understanding of special situations. These situations may include legal, operational or financial challenges; turnarounds, restructurings and bankruptcies; corporate divestitures and buyouts; and complex ownership changes. For more, see www.tennenbaumcapital.com.
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This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to the Company’s: history of losses; dependence on the marketing efforts of third parties; potential fluctuations in operating results; ability to make and successfully integrate acquisitions of new businesses; potential need for additional capital; potential inability to prevent systems failures and security breaches; potential inability to expand services and related products in the event of substantial increases in demand; competition; ability to attract and retain skilled personnel; reliance on patents and other intellectual property; exposure to the early stage of market adoption of the services it offers; exposure to the consolidation of the banking and financial services industry; and additional risks and uncertainties discussed in filings made by the Company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the Company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.
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